SIXTH AMENDMENT TO INDUSTRIAL LEASE

This SIXTH Amendment to Industrial Lease (the “Sixth Amendment”) is made and entered into as of July 31, 2026, by and among GSNTR ATX 1200 BMC DRIVE OWNER LP, a Delaware limited partnership (“Building 1 Owner”), GSNTR ATX 1202 BMC DRIVE OWNER LP, a Delaware limited partnership (“Building 2 Owner”) (Building 1 Owner and Building 2 Owner are collectively referred to herein as “Landlord”), and HYLIION INC., a Delaware corporation (“Tenant”).

RECITALS:

WHEREAS, IGX Brushy Creek, LLC, a Texas limited liability company (“IGX”), and Tenant executed that certain Industrial Lease dated as of February 5, 2018 (the “Original Lease”), as amended by that certain First Amendment to Industrial Lease dated as of December 1, 2020 (the “First Amendment”), that certain Second Amendment to Industrial Lease dated as of June 2, 2021 (the “Second Amendment”), as amended by that certain Third Amendment to Industrial Lease dated as of December 17, 2021 (the “Third Amendment”), that certain Fourth Amendment to the Industrial Lease dated as of November 14, 2023 (the “Fourth Amendment”), and that certain Fifth Amendment to the Industrial Lease dated as of May 22, 2024 (the “Fifth Amendment”), pursuant to which Tenant leases from Landlord certain premises consisting of approximately 26,908 square feet of space located in Suite 100 of Building 1 located at 1200 BMC Drive, Cedar Park, Texas 78613 (the “1200 Space”), and 124,780 square feet of space constituting the entire Building 2 located at 1202 BMC Drive, Cedar Park, Texas 78613 (the “1202 Space”). The Original Lease, as so amended, is herein referred to as the “Lease”.

WHEREAS, Dogwood Propco TX III, L.P., a Delaware limited partnership (“Dogwood”) is the successor-in-interest to IGX and Landlord is the successor-in-interest to Dogwood.
WHEREAS, Landlord and Tenant desire to modify the Lease on the terms and conditions set forth below.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Defined Terms; Recitals. Unless otherwise expressly defined herein, all capitalized terms used herein shall have the meanings set forth for such terms in the Lease. The recitals set forth above are hereby incorporated into the body of this Sixth Amendment as if fully restated herein.
2.Extension Term. As of May 1, 2027 (the “Extension Term Commencement Date”), the Term for the 1202 Space only shall be extended for an additional period of sixty-three (63) full calendar months (the “Extension Term”), so that the Termination Date of the Lease shall thereby be July 31, 2032. The Term with respect to the 1200 Space shall expire as of April 30, 2027 (“Prior Expiration Date”). On the Prior Expiration Date, Tenant shall vacate, quit, and surrender to Landlord the 1200 Space in accordance with the terms of the Lease. Effective as of 11:59 p.m. Cedar Park, Texas time on the Prior Expiration Date, that portion of the Premises consisting of the 1200 Space shall be subtracted from the Premises and the Lease shall be deemed terminated with respect thereto. From and after the Prior Expiration Date, the Premises shall contain only the 124,780 rentable square feet in the 1202 Space. Should the 1200 Space not be surrendered in accordance with the requirements of the Lease by the Prior Expiration Date, Tenant shall be considered to be holding over in the 1200 Space and the provisions of Section 22 of the Original Lease shall apply with respect to such holdover.
3.Base Rent. Tenant shall continue to pay Base Rent as provided in the Lease through the day before the Extension Term Commencement Date. From and after the Extension Term Commencement Date, the Base Rent in the amounts set forth below shall be payable to Landlord in accordance with the provisions of the Lease.

Period	Monthly Base Rent
5/1/27 – 4/30/28	$150,775.83
5/1/28 – 4/30/29	$156,052.99
5/1/29 – 4/30/30	$161,514.84
5/1/30 – 4/30/31	$167,167.86
5/1/31 – 4/30/32	$173,018.74
5/1/32 – 7/31/32	$179,074.39
Notwithstanding the foregoing, provided there is no Event of Default under the Lease, Tenant’s obligation to pay Base Rent shall be abated for the first three (3) calendar months after the Extension Term Commencement Date (i.e., May 1, 2027 through and including July 31, 2027, the “Abatement Period”). If Tenant commits an Event of Default, then the remaining unamortized amount of all sums so abated (which such abated sums shall be amortized on a straight-line basis over the Extension Term) shall be immediately due and payable to Landlord. Notwithstanding such abatement of Base Rent, all other sums due under the Lease shall be payable as provided in the Lease including, without limitation, Real Property Taxes, Insurance and Common Area Services costs.
4.Additional Rent. Tenant shall continue to pay Tenant’s pro rata share of Additional Expenses in accordance with Section 3 of the Original Lease during the Extension Term, except that effective as of May 1, 2027, Tenant’s pro rata share shall be decreased to 53.98%, being the 124,780 rentable square feet in the 1202 Space divided by the rentable square footage of the Building (i.e., 231,180 rentable square feet). Tenant shall pay all other sums due under the Lease with respect to the 1202 Space for the balance of the Term, as extended hereby.
5.Tenant Improvements. Tenant hereby acknowledges that (a) Landlord shall have no obligation whatsoever to perform any work to the Premises in connection with this Sixth Amendment, (b) Tenant is familiar with and has inspected the Premises, and (c) Tenant shall accept the Premises on an “AS-IS,” “WHERE-IS” basis; provided that, none of the foregoing shall relieve Landlord of its maintenance and repair obligations set forth in the Lease. Provided no Event of Default by Tenant exists or would exist but for the passage of time or the giving of notice or both, commencing on the Extension Term Commencement Date, Landlord shall contribute up to a maximum amount of $623,900.00 (the “TI Allowance”) towards the costs of certain alterations to the 1202 Space to be constructed by Tenant (“Tenant Improvements”), which payment shall be made by Landlord to Tenant within 30 days following (i) completion of such Tenant Improvements, (ii) Landlord’s receipt of Tenant’s invoice substantiating the costs related thereto, (iii) Landlord’s receipt of final lien waivers from all contractors and subcontractors who performed work or provided materials for such Tenant Improvements in excess of $25,000.00, and (iv) Landlord’s receipt of a copy of the final permit approved by the applicable governing authority to the extent required for such Tenant Improvements. Landlord shall be under no obligation to pay for any alterations or Tenant Improvements to the Premises in excess of the TI Allowance. Further, the TI Allowance shall only be available for Tenant’s use through October 31, 2027, and Tenant hereby waives any and all rights to any unused portion of the TI Allowance remaining as of November 1, 2027. Such Tenant Improvements shall be deemed alterations for purposes of the Lease, and, therefore, shall be governed by Section 10 of the Lease, and, further, shall be subject to Landlord’s reasonable approval of the plans and specifications related thereto.
6.Extension Options. Tenant shall retain its two (2) options to extend the Term pursuant to Exhibit E of the Original Lease as amended by Section 8 of the Second Amendment during the Extension Term.
7.Security Deposit. During the Extension Term, Tenant shall continue to maintain (i) the Security Deposit pursuant to Section 5 of the Original Lease, as amended by Section 10 of the Second Amendment and (ii) the Letter of Credit pursuant to Section 11 of the Second Amendment.
8.Estoppel. Tenant hereby represents, warrants and agrees that: to the best of Tenant’s knowledge, (i) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (iii) Tenant has no current offset or defense to its performance or obligations under the Lease.
9.Prohibited Persons and Transactions. Tenant represents and warrants that Tenant is not, and covenants and agrees that Tenant will not become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action, and Tenant covenants and agrees that it will not assign, sublease, or otherwise transfer the Lease to any such persons or entities (and any such assignment, sublease or other transfer shall be void).
10.UBTI and REIT Qualification. Landlord and Tenant agree that all rent payable by Tenant to Landlord shall qualify as “rents from real property” within the meaning of both Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended (the “Code”) and the U.S. Department of Treasury Regulations promulgated thereunder (the “Regulations”). In the event that Landlord, in its sole and absolute discretion, determines that there is any risk that all or part of any rent shall not qualify as “rents from real property” for the purposes of Sections 512(b)(3) or 856(d) of the Code and the Regulations promulgated thereunder, Tenant agrees (a) to cooperate with Landlord by entering into such amendment or amendments as Landlord deems necessary to qualify all rents as “rents from real property,” and (b) to permit an assignment of this Lease; provided, however, that any adjustments required pursuant to this Section shall be made so as to produce the equivalent rent (in economic terms) payable prior to such adjustment.
11.Cannabis. Tenant acknowledges and agrees that Tenant’s use of the Premises shall not include, and neither the Premises nor any portion of the Building shall be used for, the use, growing, producing, processing, storing (short- or long term), distributing, transporting, or selling of cannabis, cannabis derivatives, or any cannabis containing substances (collectively, “Cannabis”), or any uses related to the same, nor shall Tenant permit, allow, or suffer any person claiming by or through Tenant to bring any Cannabis onto the Premises or any portion of the Building.
12.Brokers. Tenant hereby represents and warrants to Landlord that Tenant has not engaged or dealt with any broker, finder, or agent, other than JLL and HPI (collectively, “Brokers”), in connection with the negotiation and/or execution of this Sixth Amendment, and Tenant agrees to indemnify and save Landlord harmless from any claim, demand, damage, liability, cost or expense (including, without limitation, attorneys’ fees) paid or incurred by Landlord as a result of any claim for brokerage or other commissions or fees made by any broker, finder, or agent (other than Brokers), whether or not meritorious, employed or engaged or claiming employment or engagement by, through, or under Tenant. Brokers shall be compensated by Landlord pursuant to the terms of a separate commission agreement.
13.Effect of Amendment. Except as expressly amended hereby, the Lease shall continue in full force and effect and unamended. In the event of any conflict or inconsistency between the provisions of the Lease (other than this Sixth Amendment) and this Sixth Amendment, the provisions of this Sixth Amendment shall control. From and after the date hereof, references to the “Lease” (including, without limitation, any and all references contained in this Sixth Amendment) shall mean the Lease as amended by this Sixth Amendment.
14.Designated Countries. Tenant represents, warrants, and certifies that it (a) does not meet any of the ownership, control, or headquarters criteria listed in Subchapter H, Chapter 5 of the Texas Property Code (“Subchapter H”), including Section 5.253 thereof, (b) is not a governmental entity of a Designated Country (as defined in Subchapter H), (c) is not an individual prohibited from purchasing, acquiring, owning or leasing real property under Subchapter H, (d) is not an Organization (as defined in Subchapter H) or a Company (as defined in Subchapter H) that is (1) headquartered in a Designated Country, (2) directly or indirectly held or controlled by the government of a Designated Country, (3) owned by or the majority of stock or other ownership interest of which is held or controlled by individuals described in Subdivision (4) of Section 5.253 of Subchapter H, or (4) designated by the Governor of the State of Texas under Section 5.254 of Subchapter H, and (e) has not otherwise been designated by the Governor of the State of Texas as being prohibited from purchasing, acquiring, owning or leasing real property under Subchapter H. If the foregoing representations are untrue at any time, Tenant shall notify Landlord immediately in writing, and an Event of Default will be deemed to have occurred, without the necessity of notice delivered by or to Tenant. Tenant hereby agrees to defend (with counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord and Landlord’s affiliates from and against any and all losses, claims, demands, causes of action, damages and expenses arising from or related to any such breach of the foregoing certifications, representations, warranties and covenants. The provisions of this subsection shall survive expiration or earlier termination of this Lease.
15.Binding Effect. This Sixth Amendment will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
16.Headings. The paragraph headings that appear in this Sixth Amendment are for purposes of convenience of reference only and are not in any sense to be construed as modifying the substance of the paragraphs in which they appear.
17.Counterparts. This Sixth Amendment may be executed in one or more counterparts, each of which will constitute an original, and all of which together shall constitute one and the same agreement.

Executed copies hereof may be signed by electronic means, as well as delivered by e-mail and, upon receipt, shall be deemed originals and binding upon the parties hereto. Without limiting or otherwise affecting the validity of executed copies hereof that have been delivered by e-mail, at either party’s request the parties will use best efforts to deliver originals as promptly as possible after execution.
18.Governing Law. This Sixth Amendment shall be governed by and construed in accordance with the laws of the state in which the Premises are located.
19.Authority. The parties represent and warrant to each other that it has full power, right and authority to execute and perform this Sixth Amendment and all corporate actions necessary to do so have been duly taken.
20.Binding Agreement. Submission of this Sixth Amendment shall not be deemed to be an offer or an acceptance of the terms herein, and neither Landlord nor Tenant shall be bound by the terms herein until Landlord has delivered to Tenant, or to Tenant’s agent, or designated representative, a fully executed copy of this Sixth Amendment (which may be delivered in counterparts as described above), signed by both of the parties in the spaces herein provided.
(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment on the dates set forth below, to be effective for all purposes, however, as of the date first set forth above.

TENANT:

HYLIION INC.,
a Delaware corporation

By: /s/ Thomas Healy______________________
Name: Thomas Healy______________________
Title:CEO
Date Signed:

LANDLORD:

GSNTR ATX 1200 BMC DRIVE OWNER LP
a Delaware limited partnership
By:    GSNTR ATX Logistics GP LLC,
a Delaware limited liability company,
its general partner

By:    Princeton Meadows JV LLC,
a Delaware limited liability company,
its sole member
By:    Princeton Meadows Member, LLC,
a Delaware limited liability company,
its co-manager
By:    GS REIT Operating Partnership L.P.,
a Delaware limited partnership,
its sole member
By:    Goldman Sachs Asset Management, L.P.,
a Delaware limited partnership,
its investment adviser

By: /s/ Dirk Degenaars
Name: Dirk Degenaars
Title: Managing Director

GSNTR ATX 1202 BMC DRIVE OWNER LP
a Delaware limited partnership
By:    GSNTR ATX Logistics GP LLC,
a Delaware limited liability company,
its general partner

By:    Princeton Meadows JV LLC,
a Delaware limited liability company,
its sole member
By:    Princeton Meadows Member, LLC,
a Delaware limited liability company,
its co-manager
By:    GS REIT Operating Partnership L.P.,
a Delaware limited partnership,
its sole member
By:    Goldman Sachs Asset Management, L.P.,
a Delaware limited partnership,
its investment adviser

By: /s/ Dirk Degenaars
Name: Dirk Degenaars
Title: Managing Director